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EXHIBIT 4.2

                               WARRANT CERTIFICATE



No. _____________                                             3,000,000 Warrants




THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE ISSUER AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE ISSUER. THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE ACT.

                                WARRANTS FOR THE
                            PURCHASE OF COMMON STOCK

THIS CERTIFIES THAT, FOR VALUE RECEIVED, PALA INVESTMENTS HOLDINGS LIMITED, (the "Holder"), is the owner of warrants (the "Warrants") for the purchase of up to an aggregate of 3,000,000 shares of validly-issued, fully-paid and non-assessable common stock of RECLAMATION CONSULTING AND APPLICATIONS, INC., a corporation organized and existing under the laws of the State of Colorado (the "Corporation"). Such purchase may be made at any time, and from time to time, prior to 5:00 p.m. Pacific Time on the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with a written notice in the form of Attachment 1, attached hereto, signed by the Holder stating the number of shares of Common Stock with respect to which such exercise is being made, at the principal corporate address of the Corporation, accompanied by payment of the Exercise Price (as hereinafter defined) for each Warrant exercised (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to RECLAMATION CONSULTING AND APPLICATIONS, INC. The Purchase Price is subject to modification or adjustment as set forth herein. The Warrants represented by this Warrant Certificate have been issued by the Corporation in connection with the Secured Convertible Debenture, dated as of December 12, 2007, by and between the Corporation and the Holder.

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SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

         (a) "CORPORATE OFFICE" shall mean the office of the Corporation at which, at any particular time, its principal business shall be administered, which office is currently located at 940 Calle Amanecer, Suite E, San Clemente, CA 92673.

         (b) "EXERCISE DATE" shall mean, as to any Warrant, the date on which the Corporation shall have received both (i) this Warrant Certificate, together with a written notice of exercise in accordance herewith, duly executed by the Holder hereof, or his attorney duly authorized in writing, and indicating that the Holder is thereby exercising such Warrant(s), and (ii) payment by wire transfer, or by official bank or certified check made payable to the Corporation, of an amount in lawful money of the United States of America equal to the applicable Purchase Price for such Warrant(s).

         (c) "EXERCISE PERIOD" shall mean the period commencing as of December 12, 2007 and expiring at 5:00 P.M. (Pacific Time), on December 11, 2010.

         (d) "EXERCISE PRICE" shall mean, as to any Warrant, the price at which a Warrant may be exercised for the purchase of Warrant Shares, which shall be $0.21.

         (e) "Expiration Date" shall mean 5:00 P.M. (Pacific Time) on last day of the Exercise Period. If such date shall be a holiday or a day on which banks are authorized to be closed in the State of California, then the Expiration Date shall mean 5:00 P.M. (Pacific Time) of the next consecutive day which does not fall on a holiday or a day on which banks are authorized to be closed in the State of California.

         (f) "HOLDER" shall mean, as to any Warrant and as of any particular date, the person in whose name the Warrant Certificate representing such Warrant is registered as of that date on the Warrant Register maintained by the Corporation.

         (g) "COMMON STOCK" shall mean the common stock of the Corporation, which has the right to participate in the distribution of earnings and assets of the Corporation without limit as to amount or percentage.

         (h) "PURCHASE PRICE" shall mean the purchase price to be paid upon exercise of each Warrant hereunder in accordance with the terms hereof, which price shall be the Exercise Price, subject to adjustment from time to time pursuant to the provisions of Section 5 hereof.

         (i) "SECURITIES ACT" shall mean the Securities Act of 1933, and any amendments or modifications, or successor legislation, thereto adopted, and all regulations, rules or other laws enacted or adopted pursuant thereto.

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         (j) "WARRANTS" shall mean the Warrants represented by this Warrant
         Certificate.

         (k) "WARRANT CERTIFICATE" shall mean any certificate representing Warrants, and "this Certificate" shall mean the Warrant Certificate issued to the Holder identified on the first page hereof.

         (l) "WARRANT REGISTRY" means the official record maintained by the Corporation in which are recorded, with respect to each Warrant Certificate issued by the Corporation, the date of issuance, the name and address of the original Holder, the name and address of each subsequent transferee of such original Holder, and the identifying number, of such Warrant Certificate.

         (m) "WARRANT SHARES" shall have the meaning given to it in Section 2 of this Certificate.

SECTION 2. EXERCISE OF WARRANTS.

         (a) Each Warrant evidenced hereby may be exercised by the Holder upon the terms and subject to the conditions set forth herein prior 5:00 p.m. Pacific Time on the Expiration Date (as hereinafter defined). A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive shares of restricted common stock of the Corporation deliverable upon such exercise ("Warrant Shares") shall be treated for all purposes as the Holder of a Warrant Share upon the exercise of the applicable Warrant as of the close of business on the Exercise Date. Promptly following, and in any event within ten (10) business days after, the date on which the Corporation first receives clearance of all funds received in payment of the Purchase Price pursuant to this Warrant Certificate, the Corporation shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates evidencing the issuance to such Holder of the applicable number of Warrant Shares (plus a Warrant Certificate for any remaining issued but unexercised Warrants of the Holder). Notwithstanding the foregoing sentence, in the event that any registration or qualification (or filing for exemption from any such requirements) is required prior to the issuance of such Warrant Shares by the Corporation in accordance with Section 3(b) below, then the obligation to deliver any such certificates shall arise only upon completion of such requirements and at such time as the Corporation may lawfully do so.

         (b) Upon the exercise of the Warrants represented hereby, if the Corporation so requests, the Holder shall certify to the Corporation that it is not exercising such Warrants with a view to distribute the Warrant Shares in violation of the Securities Act, and shall provide such other investor representations as the Corporation may require to confirm the ability of the Corporation to rely upon the exemption from registration under the Securities Act which applies to the distribution of Warrant Shares at the time of such distribution.

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SECTION 3. RESERVATION OF SHARES; TAXES; ETC.

         (a) The Corporation covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the valid exercise of Warrants, such number of Warrant Shares as shall then be issuable upon the exercise of all Warrants then outstanding. The Corporation covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery, be duly and validly issued, fully-paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof (other than those which the Corporation shall promptly pay or discharge, or any liens created thereon by the Holder thereof and/or any predecessor of such Holder).

         (b) The Corporation shall not be obligated to deliver any Warrant Shares pursuant to the exercise of the Warrants represented hereby unless and until a registration statement under the Securities Act and/or under any applicable state securities laws and regulations, with respect to such securities is effective, or an exemption from such registration is available to the Corporation at the time of such exercise. The Corporation covenants that if any Warrant Shares reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal or state securities law before such securities may be validly issued or delivered upon such exercise, then the Corporation will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. However, in the event that this Warrant Certificate represents Warrants which have been transferred by an initial holder thereof, the Warrants represented hereby may not be exercised by, nor shares of Common Stock issued to, the Holder hereof in any state in which such exercise and issuance would be unlawful.

         (c) The Corporation shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Holder hereof, then no such delivery shall be made unless the person requesting the same has paid to the Corporation the amount of transfer taxes or charges incident thereto, if any.

SECTION 4. LOSS OR MUTILATION. Upon receipt by the Corporation of evidence satisfactory to it of the ownership of, and loss, theft, destruction or mutilation of, this Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to the Corporation, and (in the case of mutilation) upon surrender and cancellation thereof, the Corporation shall execute and deliver to the Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants as was indicated to be outstanding on the prior lost or mutilated Warrant Certificate (provided, however, that to the extent that any discrepancy may exist between the number of Warrants purported to be outstanding in respect of any Holder as evidenced by a Warrant Certificate that has been lost or mutilated and the number attributable to such Holder in the Warrant Registry, then the Warrant Registry shall control for all purposes, absent a showing of manifest error. Each Holder requesting a


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substitute Warrant Certificate due to loss, theft or destruction shall, prior to receiving such substitute certificate, provide an affidavit to the Corporation in the form prescribed thereby and signed by (and notarized on behalf of) such Holder. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Corporation may prescribe.

SECTION 5. ADJUSTMENT OF PURCHASE PRICE. Subject to the provisions of this Warrant Certificate and applicable law, in the event the Corporation, at any time or from time to time after the date hereof while the Warrants are outstanding, (i) pays a stock dividend on its common stock, (ii) subdivides outstanding shares of common stock into a larger number of shares, or (iii) combines outstanding shares of common stock into a smaller number of shares, then in each such case the Purchase Price shall be adjusted to be equal to $0.21 multiplied by a fraction of which the numerator shall be the number of shares of common stock outstanding immediately before such event and of which the denominator shall be the number of shares of common stock outstanding immediately after such event.

SECTION 6. RESTRICTIVE LEGEND.

         (a) Except as otherwise provided in this Section 6, each Warrant Certificate and each certificate evidencing the issuance of Warrant Shares (whether issued in the name of the original Holder of this Certificate or of any subsequent transferee thereof), shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE ISSUER AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE ISSUER. THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE ACT."

         (b) Each certificate evidencing the issuance of Warrant Shares and each Warrant Certificate may also bear such other restrictive legends as may be necessary to comply with applicable law in the Corporation's reasonable discretion. The legend requirements of Section 6(a) above shall terminate as to any particular Warrant or Warrant Share: (i) if and so long as such security shall have been effectively registered


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         under the Securities Act and is disposed of pursuant thereto; or (ii)
         when the Corporation shall have received an opinion of counsel reasonably satisfactory to it that such shares may be sold to the public without registration thereof under the Securities Act. Whenever the legend requirements imposed by this Section 6 shall terminate as to any Warrant Share, as hereinabove provided, the Holder hereof shall be entitled to receive from the Corporation, at the Corporation's expense, a new certificate representing such Warrant Shares and not bearing the restrictive legend set forth in Section 6(a).

SECTION 7. RIGHTS OF ACTION. All rights of action with respect to the Warrants are vested in the Holders of the Warrants, and any Holder of a Warrant, without consent of the holder of any other Warrant, may, in such Holder's own behalf and for his own benefit, enforce against the Corporation his right to exercise his Warrants for the purchase of Warrant Shares in the manner provided in this Warrant Certificate.

SECTION 8. AGREEMENT OF WARRANT HOLDERS. Every holder of a Warrant, by his or her acceptance thereof, consents and agrees with the Corporation and every other holder of a Warrant that:

         (a) the Warrant Registry shall be maintained by the Corporation's Secretary, and shall be the official register of all Warrants issued to any person pursuant to the Convertible Debenture. The Warrant Registry shall be dispositive as to the issuance, ownership, transfer and other aspects of each Warrant issued by the Corporation which are recorded therein and, absent manifest error, such records shall control for all purposes;

         (b) the Warrants are transferable only on the Warrant Registry by the Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the Corporate Office of the Corporation, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Corporation in its sole discretion, together with payment of the amount of any applicable transfer taxes; and

         (c) the Corporation may deem and treat the person in whose name the Warrant Certificate is registered on the Warrant Registry as the Holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in this Certificate.

SECTION 9. MODIFICATION OF WARRANTS. Other than with respect to any adjustment made by the Corporation in accordance with the provisions of Section 5 hereof, this Certificate may only be modified, supplemented or altered by the Corporation, and only with the consent in writing of the Holder.

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SECTION 10. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Holder of a Warrant Certificate, at the address of such Holder as shown on the Warrant Registry maintained by the Corporation; and if to the Corporation, addressed as set forth below, or at such other address as may be designated by the Corporation from time to time in accordance with this
Section 10:

If to the Corporation:                   Reclamation Consulting and
                                         Applications, Inc.
                                         940 Calle Amanecer, Suite E
                                         San Clemente, CA  92673
                                         Attn:    Mr. Gordon W. Davies
                                                  President

With a copy (which shall
not constitute notice) to:               August Law Group, P.C.
                                         19200 Von Karman, Suite 900
                                         Irvine, California  92614
                                         Attn:    Kenneth S. August, Esquire
                                                  President

SECTION 11. GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such State, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of Orange.

SECTION 12. ENTIRE UNDERSTANDING. This Certificate contains the entire understanding among the Corporation and the Holder relating to the subject matter covered herein, and merges all prior discussions, negotiations and agreements, if any between them. Neither of the parties to this agreement shall be bound by any representations, warranties, covenants, or other understandings relating to such subject matter, other than as expressly provided for or referred to herein.

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         IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be duly executed, manually or in facsimile, by an officer thereunto duly authorized, as of the date set forth below.

Date:    December 12, 2007

RECLAMATION CONSULTING AND APPLICATIONS, INC., a Colorado corporation


/S/ MICHAEL DAVIES
---------------------------------
By:  Michael C. Davies
Its:  Chief Executive Officer


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                                  ATTACHMENT 1
                                  ------------


                               TO WARRANTS FOR THE

                            PURCHASE OF COMMON STOCK

                               NOTICE OF EXERCISE


TO:      RECLAMATION CONSULTING AND APPLICATIONS, INC. (THE "COMPANY")

1. The undersigned hereby elects to purchase ____________ shares of Company common stock, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

2. The undersigned hereby certifies that it is not a U.S. Person (as defined by Rule 902 of the Securities Act of 1933, as amended) and that the warrant is not being exercised for the account or benefit of or on behalf of a U.S. Person.

3. Please issue a certificate or certificates representing said shares of Company common stock in the name of the undersigned or in such other name as is specified below:

                                     __________________________________
                                     (Name)

                                     __________________________________
                                     (Address)

____________________                 __________________________________
(Date)                               (Name of Warrant Holder)


                                         By:   _________________________________

                                         Title:_________________________________
                                               (Name of purchaser, and title and
                                               signature of authorized person)


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